                                                                   Exhibit 10.20


                              EMPLOYMENT AGREEMENT


Employment Agreement, dated as of September 7, 1999, by and between Pharma Marketing, LLC, a Delaware limited liability company (the "Company"), and Timothy J. McIntyre (the "Employee").

                              W I T N E S S E T H:
                              --------------------

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.  Employment.  The Company hereby agrees to employ the Employee in an Employee
    ----------
capacity, and the Employee hereby accepts and agrees to such employment, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.

2.  Term.  The term of the Employee's employment under this Agreement shall
    ----
commence as of the date hereof and shall continue until the close of business on December 31, 2003 and shall automatically be renewed for twelve (12)-month periods thereafter unless either party gives the other written notice of termination at least 270 days prior to the expiration of the initial or any renewal term, unless sooner terminated as provided elsewhere in this Agreement (the "Term").

3.  Duties and Services.  (a)  The Employee agrees to serve the Company as
    -------------------
President of the Company and shall also serve such of its subsidiaries and affiliated companies as may be designated by the Company, faithfully, diligently and to the best of his ability, subject to and under the direction and control of the Managing Member of the Company appointed to supervise the Employee (the "Managing Member"), devoting his entire business time, energy and skill to such employment, and to perform from time to time such Employee services, advisory or otherwise, as the President, as shall be requested, and to act in such capacities or other offices for the Company and for any of its subsidiaries or affiliated companies as the Managing Member shall request without further compensation other than that for which provision is made in this Agreement. The Employee acknowledges that his duties shall encompass being principally responsible for the services to be performed by the Company pursuant to the Service Agreement, dated September 7, 1999, between Mediconsult.com, Ltd. And the Company (as amended from time to time, the "Service Agreement"). The Employee further acknowledges that while there are no strict guidelines pertaining to work hours, he shall be expected to work a longer than average week, and spend the necessary time and effort to consistently deliver high quality results in a time sensitive manner. The Employee acknowledges that his position with the Company will require significant business trips, much of which will involve travel during off-peak and non-business hours.

(b) The principal place of employment of the Employee shall be in New York, New York, or such other offices of the Company as shall be determined by the Managing Member.

4.  Compensation.  (a)  Salary.  The Company agrees to pay to the Employee, and
    ------------        ------
the Employee agrees to accept, a basic salary for all his services (the "Salary") at the rate of $250,000 per annum, through December 31, 2000, and $300,000 per annum from January 1, 2001 through the end of the Term, in each case payable in accordance with the Company's standard payroll policies from time to time, and pro rated for partial years.

          (b) Bonus.  In addition to the Salary, the Company shall pay the
              -----
Employee, within five business days' of the Company's receipt of the commissions (the "Commissions") received by the Company under the Service Agreement with respect to Service Provider Contracts and Renewal Contracts (as defined in the Service Agreement), 100% of the Commissions, less such amount (if any) of the Commissions that shall be payable to other employees of the Company pursuant to employment agreements entered into (with the Employee's consent) between the Company and such other employees (the percentage of the Commissions payable to the Employee pursuant to this Section 4(b) being referred to herein as the "Bonus Percentage"). Such payments shall continue beyond expiration of the Term to the extent payments of Commissions are made to the Company under the Service Agreement after expiration of the term of such agreement. In no event shall the bonus payable under this Section 4(b) be less than $200,000 for any 12-month period during the first two years of the Term, which minimum will be payable in equal monthly installments; provided that to the extent the bonus payable pursuant to the first sentence of this Section 4(b) for any 12-month period during the first two years of the Term does not exceed $200,000, but the Employee has received in excess of $200,000 pursuant to the operation of this
Section 4(b) for such period, the Company shall be entitled to offset any future payment under this Agreement by the amount of such excess or to require the Employee to reimburse the Company for such excess.

(c)  Expense Allowance.  The Company shall provide the Employee with a non-
     -----------------
accountable expense allowance of $100,000 for each of the first two years during the Term, payable in accordance with the Company's standard non-accountable expense policies from time to time. The Company also shall provide the expense reimbursements to Employee described in Exhibit A to this Agreement, which
                                        ---------
reimbursements shall be made in accordance with the procedures described in
Section 5.

(d)  Insurance.  For so long as he is insurable at normal rates for a
     ---------
person of similar age in good health, the Company shall provide the Employee with life insurance that provides a death benefit of $2,500,000 payable to such person(s) as the Employee may direct. The Employee agrees to assist the Company, at the Company's expense, in obtaining any such insurance by, among other things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required.

5.  Employee Benefits.  (a)  Business.  In addition to the expense allowance and
    -----------------        --------
reimbursements under Section 4(c), the Company shall reimburse the Employee for the reasonable business expenses incurred by him for, or on behalf of, the Company in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the Company from the Employee of such expense statements and such vouchers and other reasonable verifications as the Company shall require to satisfactorily evidence such expenses, and shall also be subject to such policies as the Company shall establish from time to time.

(b)  Benefit Programs.  The Employee shall be entitled to participate, in
     ----------------
accordance with the terms thereof, in employee benefit plans and programs maintained for the Employees of the Company, including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or programs. The foregoing shall not be construed to require the Company to establish any such plans or programs, or to prevent the Company from modifying or terminating any such plans or programs once established.

(c)  Vacation.  The Employee shall be entitled to four weeks of vacation each
     --------
employment year during the Term, taken consecutively or in segments, subject to the effective discharge of the duties of the Employee hereunder. Vacation not taken during any such year cannot be rolled over to the following or any subsequent year.

(d)  Indemnity.  The Company shall indemnify the Employee, to the fullest extent
     ---------
permitted by applicable law, from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including reasonable attorneys' fees) paid or incurred by the Employee in connection with the performance of his duties under this Agreement, including as such duties may involve the Employee in a representative capacity for Mediconsult.com, Inc. or its affiliates; provided that such indemnity shall not extend to any such losses incurred by the Employee as a result of his gross negligence or willful misconduct.

6.  Termination of Benefits.  (a)  Termination.  Notwithstanding anything to the
    -----------------------        -----------
contrary contained herein, the Employee's employment with the Company shall terminate upon the earliest to occur of the following events:

(i)  the death or disability (as defined below) of the Employee,

(ii) the expiration of the scheduled Term of this Agreement,

(iii) upon delivery of written notice, with "cause" (as defined below), to the Employee from the Company of such termination, or

(iv) upon delivery of written notice, upon the occurrence of a "Nonperformance Event" (as defined below), to the Employee from the Company of such termination.

(b)  Certain Definitions.  For the purpose of this Section 6, (i) the term
     -------------------
"cause" is defined as (A) the commission by the Employee of a felony or an offense involving moral turpitude, the Employee's engaging in theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of misconduct with respect to the property of the Company or its employees, stockholders, affiliates, customers, licensees, licensers or suppliers, (B) the repeated failure by the Employee to perform his duties hereunder or comply with reasonable policies or directives of the Managing Member, (C) misfeasance or malfeasance, or (D) the breach of this Agreement by the Employee in any material respect, which breach is not cured within thirty (30) days after Employee's receipt of written notice of the breach; (ii) the Employee shall be deemed "disabled" if, at the Company's option, it gives notice to the Employee or his representative that due to a disabling mental or physical condition, he has been prevented, for a continuous period of 90 days during the Term or for an aggregate of 120 days during any six month period during the Term, from substantially performing those duties which he was required to perform pursuant to the provisions of this Agreement prior to incurring such disability; and (iii) "Nonperformance Event" means a termination of the Service Agreement pursuant to Section 5.1(b) thereof.

     (c)  Effect of Termination.  Except in the case of a termination of this
          ---------------------
Agreement described in Section 6(a)(ii) or 6(a)(iv), upon a termination of this Agreement, the Employee's right to any compensation which thereafter would accrue to him under this Agreement or in connection herewith shall expire. If this Agreement terminates upon expiration of the scheduled Term, the Employee shall be entitled to receive bonus payments as provided in Section 4(b). If this Agreement terminates upon the occurrence of a Nonperformance Event, the Employee shall be entitled to receive, within five business days' of the Company's receipt thereof, 100% of all Termination Payments (as defined in the Service Agreement).

     (d)  Severance; Release. Notwithstanding anything to the contrary contained
          ------------------
herein, the Company shall have the right, at any time after December 31, 2000, to terminate the employment of the Employee under this Agreement "without cause". In the event of such a termination, in addition to the Salary and other compensation (including accrued vacation and cash bonuses) earned hereunder and unpaid or not delivered through the date of termination and any benefits referred to in Sections 4(b), 4(c), 4(d) and 5(b) hereof in which the Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted (without regard to such termination), the Company shall pay the Employee the following (the "Severance Payment"):

a cash payment equal to the aggregate amount of Salary that the Employee would have been entitled to under this Agreement, from the date of such termination to the end of the scheduled Term, which shall be payable in consecutive, equal monthly installments, on the fifteenth day of each calendar month commencing during the month next following the month in which the Employee is no longer employed by the Company;

if such termination occurs during the first two years of the Term, the amount of any non-accountable expense allowance otherwise payable under Section 4(c) that would have accrued after such termination in accordance with such Section, which shall be paid in full on or before the second anniversary of the date of this Agreement in accordance with the Company's standard non-accountable expense policies;

commencing seven months after such termination, a monthly amount equal to the quotient of (A) the sum of (1) the aggregate bonus that was payable to the Employee under Section 4(b) for the six months immediately preceding such termination, plus (2) the Bonus Percentage multiplied by the aggregate amount of Service Agreement Severance Amounts (as defined in the Service Agreement) payable to the Company (without regard to when actually received by the Company) for the six months immediately succeeding such termination divided by (B) 12, which amount shall be paid to Employee on the fifteenth day of each calendar month commencing during the seventh month next following the month in which the Employee is no longer employed by the Company and continuing through the end of the scheduled Term; and an amount equal to the Bonus Percentage of all Service Agreement Severance Amounts (as defined in the Service Agreement) received by the Company, which shall be paid to the Employee as and when received by the Company under the Service Agreement.

Notwithstanding anything to the contrary contained above, payments under this
Section 6(d) shall not be due unless the Company shall have received a general release from the Employee in customary form for such circumstances (which shall not release the Company from its obligation to make the Severance Payment to the Employee). In the event of termination of this Agreement by the Company by reason of the death or disability of the Employee, the Company shall not be obligated to make the Severance Payment to the Employee. The Severance Payment shall be in lieu of any other claim for compensation under this Agreement, any wage continuation law or at common law, or any claim to severance or similar payments or benefits which the Employee may otherwise have or make. Without limiting any other rights or remedies which the Company may have, it is understood that the Company shall be under no further obligation to make any such severance payments and shall be entitled to be reimbursed therefor by the Employee or his estate if the Employee violates any of the covenants set forth in this Agreement. In the event that the Severance Payment shall become payable to the Employee, the Employee shall not be required, either in mitigation of damages or by the terms of any provisions of this Agreement or otherwise, to seek or accept other employment, and if the Employee does accept other employment, any benefits or payments under this Agreement shall not be reduced by any compensation earned or other benefits received as a result of such employment. Further, in the event that the Severance Payment shall become payable to the Employee, the Company shall continue to provide during such period coverage to Employee under the Company's health, hospitalization and medical programs, to the same extent and at the same cost to the Employee as provided during the term of Employee's employment with the Company (the "Health Benefit").

7.  Non-Solicitation, Restrictive Covenants, Confidentiality and Injunctive
    -----------------------------------------------------------------------
Relief.
------

(a)  The Employee agrees to the following to and for the benefit of the Company:

(i)  Non-Competition.  In view of the fact that activity of the Employee in
     ---------------
violation of the terms hereof is likely to adversely affect the Company and its subsidiaries and affiliates and would deprive the Company of the benefits of its bargain hereunder, and to preserve the goodwill associated with the Company's business, the Employee hereby agrees that during the period commencing on the date hereof and ending on the third (3rd) anniversary of the date on which the Employee's employment with the Company and its subsidiaries and affiliates terminates for any reason (the "Non-Compete Period"), he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or Canada, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), whose business, activities, products or services are competitive with any of the business, activities, products or services conducted by the Company (or any subsidiary or affiliate of the Company) on the date the Employee's employment with the Company terminates and which are in the Company's Field of Interest (each a "Competitive Business"); provided that the Employee shall be permitted to be employed by an entity which operates an ancillary business in the Company's Field of Interest so long as the Employee is not involved in such ancillary business. For purposes of this Section 7(a)(i), the Company's "Field of Interest" shall include, without limitation, the development, implementation, sale or maintenance of on-line marketing or advertising programs to pharmaceutical and other healthcare organizations, the acquisition, preparation or display of content relating to pharmaceutical or other healthcare information on the Internet and any other business activity engaged in, or conducted by the Company or its subsidiaries or affiliates on the date the Employee's employment with the Company terminates. For the avoidance of doubt, for purposes of this Agreement, the Company's affiliates shall include Mediconsult.com, Inc. and Mediconsult.com, Ltd. and their respective subsidiaries and affiliates. Notwithstanding anything in this Section 7(a)(i) to the contrary, the Employee shall not be prohibited from participating, directly or indirectly, in any activity or business with Internet operations, including companies providing goods or services through or providing e-commerce and content or otherwise, that is not a Competitive Business.

Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than one percent (1%) of the equity of such enterprise.

(ii) Non-Solicitation.  In addition to the restrictions in Section 7(a)(i)
     ----------------
above, the Employee also agrees that he will not during the Non-Compete Period:
(1) hire, attempt to hire, or participate in any way in any effort by any person or entity (other than the Company or any of its direct and/or indirect subsidiaries and affiliates) to hire or attempt to hire any person who is at the time (or was within the immediately preceding six (6) months) an officer or employee of the Company or its direct and/or indirect subsidiaries or affiliates; (2) encourage any officer or employee of the Company or its direct or indirect subsidiaries or affiliates to terminate his or her relationship or employment with such entity; or (3) on behalf of himself or any persons or entity, other than the Company or any of its direct or indirect subsidiaries and affiliates, solicit or accept business from any client of the Company or its direct or indirect subsidiaries or affiliates in the Company's Field of Interest; provided, however, that the foregoing provision will not prevent the Employee from employing or offering to employ any such person who has been terminated by the Company or a subsidiary or affiliate prior to the commencement of employment discussions between the Employee and such employee, and the Employee will be permitted to hire and offer to hire employees of the Company or its subsidiaries or affiliates who are contacted as a result of the use of general newspaper or electronic advertisement and other general non-targeted recruitment techniques in the ordinary course of business and consistent with past practices as opposed to targeted solicitations of any one or more of the employees of the Company or its subsidiaries or affiliates.

(iii)  Scope of Agreement.  The parties acknowledge that the time, scope,
       ------------------
geographic area and other provisions of this Section 7 have been specifically negotiated by the sophisticated commercial parties and agree that (1) all such provisions are reasonable under the circumstances of this Agreement, (2) are given as an integral and essential part of this Agreement and (3) but for the covenants of the Employee contained in this Section 7, the Company would not have entered into this Agreement. The Employee has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by the Company and its subsidiaries and affiliates, and represents that this Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

(iv) Severability.  In the event that any covenant contained in this Agreement
     ------------
shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(v)  Confidential Information.  As used in this Agreement, "Confidential
     ------------------------
Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which is reasonably likely to result in a competitive or other disadvantage to the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae, software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Employee in the course of the Employee's employment by the Company, as well as other information to which the Employee may have access in connection with the Employee's employment. Confidential Information also includes the confidential information (as described above) of others with which the Company has a business relationship, including Mediconsult.com, Inc. and Mediconsult.com, Ltd. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Employee's duties under Section 7(a)(vi) or information known to the Employee prior to his employment by the Company.

(vi) Confidentiality.  The Employee understands and agrees that the Employee's
     ---------------
employment creates a relationship of confidence and trust between the Employee and the Company with respect to all Confidential Information. At all times, both during the Employee's employment with the Company and after his termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Employee's duties to the Company.

(vii)  Inventions.  The Employee recognizes that the Company possesses a
       ----------
proprietary interest in all of the Confidential Information and has the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents in the course of the Employee's employment or during any period that the Employee has heretofore been a consultant to the Company, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment or during any period that the Employee has heretofore been a consultant to the Company, or involving the use of the time, materials or other resources of the Company or any of its subsidiaries or affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(viii)  Business Opportunities.  The Employee agrees, while he is employed by
        ----------------------
the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in the Company's Field of Interest, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

(ix) Documents, Records, etc.  All documents, records, data, apparatus,
     ------------------------
equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Company or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Company. The Employee will return to the Company all such materials and property as and when requested by the Company. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain with the Employee any such material property or any copies thereof after such termination.

(x)  Third-Party Agreements and Rights.  The Employee hereby confirms that the
     ---------------------------------
Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information reasonably likely to be useful or necessary to the performance by the Employee of his services hereunder, or the Employee's engagement in any business. The Employee represents to the Company that the Employee's execution of this Agreement, the Employee's employment with the Company and the performance of the Employee's proposed duties for the Company will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Company, the Employee will not disclose or make use of any information in violation of any agreements with or right of any such previous employer or other party, and the Employee will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(xi) Litigation and Regulatory Cooperation.  During and after the Employee's
     -------------------------------------
employment, the Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any such investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this subsection (xi). The performance by the Employee under this subsection (xi) after the termination of the Employee's employment with the Company shall be subject to his other employment obligations.

(b) The provisions of this Section 7 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor, including under circumstances in which the Employee continues thereafter in the employ of the Company.

8.  Certain Meanings.  For purposes of this Agreement, (a) any reference to the
    ----------------
subsidiaries of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, (b) the term "affiliate" shall mean, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, except that in the case of the Company, "affiliate" also shall include Mediconsult.com, Inc., Mediconsult.com, Ltd. and their respective affiliates, and (c) the term "person" shall mean an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization.

9.  Insurance.  The Employee agrees that the Company may from time to time and
    ---------
for the Company's own benefit apply for and take out life insurance covering the Employee, either independently or together with others, in any amount and form which the Company may deem to be in its best interests. The Company shall own all rights in such insurance and in the cash values and proceeds thereof and the Employee shall not have any right, title or interest therein. The Employee agrees to assist the Company, at the Company's expense, in obtaining any such insurance by, among things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required. Nothing contained in this Section 9 shall be construed as a limitation on the Employee's right to procure any life insurance for his own personal needs.

10.  Notices.  All notices shall be in writing and shall be deemed to have been
     -------
duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier service, in the case of the Employee at his current address as set forth in the Company's records, and in the case of the Company, at it address set forth above.

11.  Assignability and Binding Effect.  This Agreement shall inure to the
     --------------------------------
benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Employee, and shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Employee may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

12.  Severability.  In the event that any provisions of this Agreement would be
     ------------
held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the internal laws of the State of New York, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.

14.  Complete Understanding; Counterparts.  This Agreement constitutes the
     ------------------------------------
complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

15.  Effective Date.  The parties have executed this Agreement on August 20,
     --------------
1999, to take effect on September 7, 1999. Except for this Section 15, no other provision of this Agreement shall be effective until September 7, 1999.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PHARMA MARKETING, LLC

By MEDICONSULT.COM, INC.,
a Managing Member


By: /s/ E. Michael Ingram
   -------------------------------
    E. Michael Ingram
    Chief Financial Officer and
    General Counsel

 /s/ Timothy J. McIntyre
----------------------------------
Employee:  Timothy J. McIntyre

                                                                       Exhibit A
                                                                       ---------


                              Additional Benefits
                              -------------------


Car Allowance.  Employee will be entitled to receive a car allowance of up to
-------------
$900 per month, for an automobile suitable for an employee with duties and responsibilities similar in nature and stature to Employee's under this Agreement.

Annual Club Dues. Employee will be entitled to receive reimbursement of club
----------------
dues of up to $7,500 per year, for membership in sporting or social clubs suitable for an employee with duties and responsibilities similar in nature and stature to Employee's under this Agreement.

Financial Planning Reimbursement.  Employee will be entitled to receive
--------------------------------
reimbursement of financial planning services of up to $12,000.